As filed with the Securities and Exchange Commission on December 29, 2015
Registration No. 333-173224

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 3
To
FORM S-4
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

SWISHER HYGIENE INC.
(Exact name of registrant as specified in its charter)

Delaware	7342	27-3819646
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)
____________________

350 East Las Olas Blvd., Suite 1600
Fort Lauderdale, Florida  33301
(203) 682-8331
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
____________________
Richard L. Handley
c/o Akerman LLP
350 East Las Olas Blvd., Suite 1600
Fort Lauderdale, Florida  33301
(203) 682-8331
(954) 463-2224 (Fax)
(Name, address, including zip code and telephone number, including area code, of agent for service)
Copies of Communications to: Edward L. Ristaino, Esq. Akerman LLP 350 East Las Olas Blvd., Suite 1600 Fort Lauderdale, Florida 33301 (954) 463-2700 (954) 463-2224 (Fax)
____________________

Approximate date of commencement of proposed sale of the securities to the public: Swisher Hygiene, Inc. is hereby amending this Registration Statement to deregister 8,655,099 shares of common stock, par value $0.001 per share, which were issuable from time to time by Swisher Hygiene Inc. in connection with the acquisition of assets, business, or securities in the commercial hygiene industries.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☑
(Do not check if a smaller reporting company)
____________________
* If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer)	☐
Exchange Act Rule 14d-1(d) (Cross-Border Issuer Tender Offer)	☐
____________________

This Post-Effective Amendment No. 3 to Registration Statement on Form S-4 (Reg. No. 333-173224) shall hereafter become effective in accordance with the provisions of Section 8(c) of the Securities Act of 1933.

DEREGISTRATION OF SECURITIES

In accordance with the undertaking of Swisher Hygiene Inc. (the "Company") set forth in Registration Statement on Form S-4 (Req. No. 333-173224) as amended (the "Original Registration Statement") and as farther amended on Post-Effective Amendment No. 2 to Registration Statement on Form S-4 (together with the Original Registration Statement, the "Registration Statement"), declared effective on August 3, 2011, Swisher Hygiene Inc. is filing this Post-Effective Amendment No. 3 to Registration Statement on Form S-4 to deregister an aggregate of 865,510(1) shares of its common stock, par value $0.001 per share, previously registered under the Securities Act of 1933 pursuant to the Registration Statement, which shares were issuable from time to time by Swisher Hygiene Inc. in connection with the acquisition of assets, business, or securities in the commercial hygiene industries.

Pursuant to the Registration Statement 1,500,000(1) shares of common stock were registered.  An aggregate of 634,490(1) shares were issued by the Company under the Registration Statement. The Company will not issue any other shares under the Registration Statement. Therefore, in accordance with the undertaking mentioned above, the Company hereby deregisters the remaining 865,510(1) shares of common stock previously registered pursuant to the Registration Statement.

(1) Reflects the Company's 1:10 reverse stock split, which was effective on June 3, 2014.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Post-Effective Amendment No. 3 to Registration Statement on Form S-4 (Registration No. 333-173224)  to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Lauderdale, State of Florida, on December 29, 2015.

SWISHER HYGIENE INC.

By:	/s/ William M. Pierce
William M. Pierce
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 3 to Registration Statement on Form S-4 (Registration No. 333-173224)has been signed by the following persons in the capacities and on the dates indicated.

Principal Executive Officer:

/s/ WILLIAM M. PIERCE	Date: December 29, 2015
William M. Pierce
President and Chief Executive Officer

Principal Financial Officer and Principal Accounting Officer:

/s/ WILLIAM T. NANOVSKY	Date: December 29, 2015
William T. Nanovsky
Chief Financial Officer

Directors of the Company:

/s/ RICHARD L. HANDLEY	Date: December 29, 2015
Richard L. Handley

/s/ WILLIAM M. PIERCE	Date: December 29, 2015
William M. Pierce

/s/ WILLIAM D. PRUITT	Date: December 29, 2015
William D. Pruitt

Date: December 29, 2015
David Prussky

/s/ JOSEPH BURKE	Date: December 29, 2015
Joseph Burke

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